Evers &
Hendrickson LLP
Lawyers and Counselors At Law
------------------------------------



June 21, 2000


Mr. Douglas P. Haffer, President
World Wide Wireless Communications, Inc.
520 Third Street, Suite 101
Oakland, California 94607


Dear Mr. Haffer:


         This law firm consents to the incorporation of its name and its opinion letter regarding the legality of the securities being cleared for registration with the Securities and Exchange Commission pursuant to filing of the Form SB-2 Registration Statement (Post-Effective Amendment No. 7) on June 21, 2000.



                                                  Very truly yours,

                                               EVERS & HENDRICKSON LLP


                                               /s/ William D. Evers
                                               -------------------------
                                               By: William D. Evers, Partner